Appendix A has been excluded as it includes information that is not material and that the company treats as private and confidential. SEPARATION AGREEMENT AND WAIVER AND RELEASE This Separation Agreement and Waiver and Release (“Agreement”) is entered into between Kim T. Scott (“Employee”), on one hand, and Vestis Corporation, on behalf of itself and its subsidiaries, affiliates, successors and assigns (collectively referred to hereinafter as the “Company” or “Vestis”), on the other hand. Employee and the Company are sometimes collectively referred to below as the “Parties.” WHEREAS, the Company notified Employee that, effective as of March 18, 2025 (“Separation Date”), her employment with the Company, including as President and Chief Executive Officer, would be terminated in all respects without “Cause” (as defined in Section 4.g.i. of the Parties’ April 2, 2024 Amended and Restated Employment Agreement (the “Employment Agreement”)); and WHEREAS, the Parties intend this Agreement to constitute a full, fair, complete, final, and binding resolution of any and all existing or potential claims by Employee, existing prior to and including the Effective Date (as defined below) of this Agreement, that arise out of or relate to, or that otherwise pertain to, to Employee’s employment with and separation from the Company and/or the Employment Agreement; NOW, THEREFORE, the Parties, in consideration of the mutual promises and covenants contained herein, the legal sufficiency of which the Parties expressly recognize and acknowledge, further agree as follows: 1. Employee’s Waiver and Release of Claims. Except as specifically provided for herein, and for and in consideration of the promises, agreements, and undertakings contained in this Agreement, Employee, on behalf of herself and anyone claiming through Employee, including issues, agents, representatives, guardians, dependents, heirs, executors, administrators, attorneys, successors, and assigns (hereinafter referred to collectively as “Releasing Party”), does hereby irrevocably and forever waive, release and discharge the Company, its past, present and future parents, subsidiaries, divisions, affiliates, affiliated entities, successors, predecessors, and assigns, partners, members, officers, directors, governors, stockholders, managers, employees, attorneys, representatives and agents (hereinafter collectively referred to as the “Released Parties”), from any and all charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debits and expenses related to Employee’s employment with, and termination of employment from, the Company, whether known or unknown, suspected or unsuspected, vested or contingent, and whether concealed or hidden, which Employee ever had or ever will have against any of the Released Parties by reason of any and all acts, omissions, events, transactions, circumstances or facts existing or occurring up to the date on which Employee signs this Agreement. Except as specifically provided for herein, this waiver and release includes any and all claims for backpay, front pay, bonuses, commissions, options, and any other forms of compensation or benefits, attorney’s fees, and includes all claims of discrimination, harassment or retaliation on account of all protected categories under applicable law (including whistleblower-type claims). Through this waiver and release, Employee also releases the Company and the Released Parties from all claims arising out of or related to each of the following non-exhaustive list of statutes, as amended from time to time: Title VII of the 1964 Civil Rights Act, Section 1981 of the Civil Rights Act of 1866,

Page 2 of 13 the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Dodd-Frank Act, the Sarbanes Oxley Act, the Immigration Reform Control Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Fair Credit Reporting Act, and all state and local statutes, ordinances, laws and regulations in the State of Georgia. In addition to the foregoing statutes, and for the avoidance of doubt, Employee releases the Company and each of the Released Parties from all claims related to Employee’s employment with, or termination of employment from, the Company arising out of or related to any other federal, state or local employment law; any other federal, state or local statute, ordinance, regulation, order or public policy; and the laws of any country. Employee also specifically releases each of the Released Parties from any claims related to Employee’s employment with, or termination of employment from, the Company based on public policy, contract, implied contract, misrepresentation, promissory estoppel, unjust enrichment, or other tort or common law. In addition, to the maximum extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any employment-related (i) class action (putative or certified), (ii) collective action (putative or certified) or (iii) mass or other multiparty action or proceeding against the Company or any of the Released Parties, and Employee agrees to opt out of any such class action(s) and not to opt-in to any such collective action(s). The Parties specifically agree that the waiver and release set forth in this Section is intended to be as broad in scope as possible under applicable law to the extent related to Employee’s employment with, or termination of employment from, the Company, and that it also specifically includes the waiver and release of all claims arising out of or related in any way to Employee’s employment with the Company, through the Effective Date (as defined below). Notwithstanding the foregoing, Employee’s release does not include (i) claims that, pursuant to applicable law, cannot be released, such as the right to seek unemployment benefits; (ii) claims to enforce this Agreement; and (iii) the claims excepted from the scope of this release by Section 4.f. of the Employment Agreement (including, for the avoidance of doubt, claims for indemnification under the Company’s Certificate of Incorporation and By-laws and any indemnification agreement between the Company and Employee). Employee hereby agrees that Employee’s release is given knowingly and voluntarily, and Employee further acknowledges that: i. this release is written in a manner understood by Employee; ii. at or before the time Employee was first given a copy of this release, Employee was informed (and is hereby informed) that Employee had up to twenty-one (21) days following the date Employee received this release to consider it (although Employee could choose to execute it before twenty-one (21) days after Employee’s receipt thereof); iii. prior to executing this release, Employee had the opportunity to consider this release for up to a full twenty-one (21) days after Employee’s receipt thereof (although Employee may have chosen to execute it before twenty-one (21) days after Employee’s receipt thereof);

Page 3 of 13 iv. Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period; v. Employee has carefully read and fully understands all of the provisions of this release, including the rights Employee is waiving and the terms and consequences of Employee’s execution of this release; vi. Employee has not waived any rights arising after the date of this release; vii. Employee has received valuable consideration in exchange for the release in addition to amounts Employee is already entitled to receive; viii. Employee knowingly, voluntarily and in good faith agrees to all of the terms set forth in this release; ix. Employee knowingly, voluntarily and in good faith intends to be legally bound by this release and to waive the rights identified herein; x. Employee has been advised (and hereby is advised) to consult with an attorney prior to executing this release; and xi. prior to executing this release, Employee was informed (and hereby is informed) in writing that: (i) Employee has seven (7) days following the date on which Employee executes this release in which to revoke this release, (ii) this release will become effective, enforceable and irrevocable on the eighth day (the “Effective Date”) after Employee executes this release, unless the Company receives Employee’s written revocation on or before the close of business on the seventh day after Employee executes this release, and (iii) if Employee revokes this release, it will not become effective or enforceable, and Employee will not receive any of the consideration set forth in the Agreement. Employee’s written revocation of this release, in order to be effective, must be sent via email and overnight mail, with signature on delivery required, and addressed to: Angie Kervin EVP & Chief Human Resources Officer Vestis Corporation 1035 Alpharetta Street, Suite 2100 Roswell, GA 30075 angie.kervin@vestis.com 2. Payment of Accrued Amounts. Employee acknowledges and represents that, subject to the terms and conditions of the Employment Agreement, Employee will be paid, no later than thirty (30) days after the Separation Date, a lump sum that is equal to the “Accrued Amounts,” as defined in Section 4.a.i. through 4.a.iv. of the Employment Agreement. Other than the Accrued Amounts, and except as specifically set forth in this Agreement, Employee acknowledges and agrees that the Company has fully paid or provided Employee all salary, wages, bonuses, accrued

Page 4 of 13 vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, and all other forms of compensation due to Employee. Employee also specifically represents that Employee is not owed any further sum by way of reimbursement from the Company, except to the extent related to Employee’s entitlement to indemnification from the Company. 3. Severance Payments. In consideration for Employee’s promises and covenants in this Agreement, including Employee’s execution and non-revocation of this Agreement, as specified in Section 4.f. of the Employment Agreement, the Company will pay Employee each of the following amounts pursuant to Section 4.d. of the Employment Agreement: a. Payments equal to the gross amount of four million one hundred sixty-two thousand and five hundred dollars ($4,162,500) (“Severance Payments”). The Severance Payments represent two times the sum of Employee’s Base Salary and Target Bonus in effect immediately prior to the Separation Date. The Company will make the Severance Payments in accordance with the Company’s normal payroll practices ratably over the twenty-four (24)- month period following the Payment Commencement Date (as defined in Section 4.d.ii. of the Employment Agreement); b. A lump sum payment in the gross amount of the Pro-Rata Annual Bonus (as defined in Section 4.c.ii. of the Employment Agreement). The Company will pay Employee the Pro-Rata Annual Bonus, if any, at the same time and rate as any annual bonuses are payable to similarly situated executives of the Company who have not been terminated; c. Payments equal to the gross amount of fifty five thousand and seven hundred fifty-four dollars ($55,754), which will be paid ratably over a twenty-four (24)-month period, in accordance with the Company’s normal payroll practices, representing the equivalent cost of the applicable monthly premium to continue the group medical, dental and vision benefits (the “Benefit Payment”) in the amount of twenty-three hundred and twenty three dollars and eight cents ($2,323.08) per month, beginning on the Payment Commencement Date; d. Payments equal to the gross amount of twenty-six thousand four hundred dollars ($26,400), which will be paid ratably over a twenty-four (24)-month period, in accordance with the Company’s normal payroll practices, for the continuing payments of Employee’s monthly car allowance of eleven hundred dollars ($1,100), with the first such payment beginning on the Payment Commencement Date; e. Reimbursement payments for outplacement services, if any, performed by a recognized outplacement services firm selected by Employee. Any such outplacement services will be eligible for reimbursement only if Employee utilizes the services between the Separation Date and the earlier of (a) March 18, 2027, or (b) the date on which Employee obtains employment

Page 5 of 13 with a new employer. Further, all such expenses for outplacement services must be supported by sufficient documentation, and the maximum gross amount of reimbursement payments to which Employee shall be eligible for any outplacement-related services is ninety-two thousand and five hundred dollars ($92,500). Any reimbursement payments to Employee for outplacement services will begin on the Payment Commencement Date. f. If and to the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended, the Company, in its sole discretion, may choose to begin making the payments in subsections 3.a. and 3.c, through 3.e. above sooner than the Payment Commencement Date in order to align the payments with the Company’s normal payroll practices (in which event such date shall be deemed the Payment Commencement Date); and g. The Company shall withhold from any amounts payable under this Agreement any amounts necessary for the Company to satisfy any required withholding or other tax obligations it may have under applicable law. h. In the event that a “Change of Control” (as defined in the Employment Agreement) occurs within six months after the Separation Date, Employee reserves the right to, and does not waive or release the Company from any obligation to provide, any additional payments or benefits associated with an “Anticipatory Change of Control Termination” (as defined in the Employment Agreement); provided, Employee acknowledges that the Company has informed Employee that the Company’s position is that, based on the facts and circumstances surrounding the termination of her employment with the Company, she is not, and will not become, entitled to any Anticipatory Change of Control benefits even if there is a Change of Control within six months after the Separation Date; provided, further, the Company acknowledges that Employee does not concede that the Company’s position is correct and retains the right to assert that an Anticipatory Change of Control did occur. 4. Equity. Each outstanding equity or equity-based award under the Vestis Corporation Long-Term Incentive Plan (the “Long-Term Incentive Plan”) held by Employee as of the Separation Date that is not otherwise vested (and, if applicable, exercisable) as of the Separation Date (each such award is referred to herein as an “Unvested Equity Award”), is set forth on Appendix A hereto, which Appendix A is incorporated into and forms a part of this Agreement. Employee shall be entitled to the “Pro-Rated Vested Equity Awards” which shall mean, with respect to any Unvested Equity Award, that number of Company shares subject to the Unvested Equity Award as of the Separation Date that would otherwise have become vested (and, if applicable, exercisable) in the vesting period in which the Separation Date occurs, determined as if the Unvested Equity Award vested on a daily basis (determined as the quotient of (A) the sum of (x) the number of days elapsed in the vesting period in which the Separation Date occurs and prior to the Separation Date plus (y) the lesser of (1) three hundred and sixty five (365) or (2) the number of days in all remaining vesting periods of the Unvested Equity Award, over (B) the total number of days in the vesting period in which the Separation Date occurs. Subject to the following

Page 6 of 13 sentence, the total number of vested shares with respect to an applicable Unvested Equity Award is set forth in Appendix A and, in no event shall more than the total number of shares remaining subject to an Unvested Equity Award become vested pursuant to the foregoing. Notwithstanding the foregoing, any performance-based Unvested Equity Award shall continue to be subject to the satisfaction of any performance conditions otherwise applicable to such award and the pro-rata number of shares that shall actually become vested (and, if applicable, exercisable) shall be determined at the end of the applicable performance period after first taking into account the level of satisfaction of the applicable performance conditions for the applicable performance period. All Pro-Rated Vested Equity Awards to which Employee is entitled shall be paid and settled in accordance with the applicable award agreement evidencing such award. As provided under the terms of the applicable non-qualified stock option award agreement, all vested and unexercised stock options (including any stock options that become vested under the provisions of the Pro- Rated Vested Equity Awards) shall remain exercisable for a period of ninety (90) days following the Separation Date. All “Outstanding Unvested Awards” (as defined in the Employment Agreement) shall remain outstanding as described in the final paragraph of Section 4.d. of the Employment Agreement. 5. No Pending Lawsuits and Covenant Not to Sue. (a) Employee hereby represents that Employee has not filed any state, federal or other lawsuits against the Company or any of the Released Parties for any claims existing as of the date on which Employee executes this Agreement, and further agrees that after Employee executes this Agreement, Employee will not file any lawsuits against the Company or any of the Released Parties for claims existing prior to or as of the date on which Employee executes this Agreement with respect to the claims released in this Agreement. Employee also represents that Employee, prior to executing this Agreement, has not filed any administrative or agency Charges of any kind, including but not limited to any Charges with the Equal Employment Opportunity Commission (“EEOC”) or any other federal or state or local agencies, arising out of or related to Employee’s former employment with the Company. (b) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or claim against any of the Released Parties which will be released by Employee pursuant to this Agreement, and (c) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against any of the Released Parties. 6. Non-Admission and Inadmissibility. The Parties mutually understand and agree that this Agreement does not constitute an admission of fault, wrongdoing, responsibility, or liability on the part of the Company or any of the Released Parties, or Employee. Further, this Agreement is entered into solely to resolve fully all matters arising out of or related to Employee’s employment with the Company. The terms, execution and implementation of this Agreement are each not intended to and may not be used as evidence and shall not be admissible in any proceeding except one alleging a breach of this Agreement. 7. Additional Representations, Covenants and Acknowledgments.

Page 7 of 13 a. Employee agrees that prior to executing this Agreement, Employee resigned as a member of the Board(s) of Directors of any member(s) of the “Company Group” (as that phrase is defined in the Employment Agreement). b. Employee acknowledges and hereby re-affirms that, following the Separation Date, Employee remains obliged to comply with all aspects of Sections 5.a and 5.b. of the Employment Agreement, and the Company hereby acknowledges and hereby re-affirms its obligations under Section 5.a of the Employment Agreement. c. Employee specifically agrees that the Restrictive Covenant Agreement (“RCA”) attached as Exhibit A to the Employment Agreement, and all related provisions of the Employment Agreement, including Section 4.h., remain in full force and effect following the Separation Date. For the avoidance of doubt, the Company reserves all of its rights and potential remedies under the RCA, the Employment Agreement and applicable statutes and common law in the event of any threatened or actual breach(es) by Employee of the RCA or the Employment Agreement. d. Employee represents that Employee has no knowledge of any fraud that has not been disclosed to the Board of Directors or Chief Financial Officer of the Company. 8. Knowing and Voluntary Entry. Employee acknowledges and agrees: (i) Employee fully understands Employee’s right to discuss all aspects of this Agreement with Employee’s attorney; (ii) the Company has encouraged Employee to consult with an attorney of Employee’s choice; (iii) Employee has discussed this Agreement with Employee’s attorney before deciding whether to sign it; (iv) Employee has carefully read and fully understands the terms of this Agreement; and (v) if Employee executes this Agreement, Employee does so knowingly, voluntarily, in good faith, and not as a result of any duress or coercion by any person or entity. 9. Protected Rights. Nothing in this Agreement shall be interpreted to: a. prevent Employee from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the EEOC, National Labor Relations Board (“NLRB”), Securities and Exchange Commission (“SEC”), Occupational Safety and Health Administration (“OSHA”), Department of Labor (“DOL”), law enforcement, or any other federal, state, or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, but Employee agrees, to the maximum extent permitted by applicable law and except as otherwise set forth in this Agreement, that the only compensation to which Employee is entitled if Employee or anyone acting on Employee’s behalf pursues any such charge(s) or claim(s) is the

Page 8 of 13 compensation set forth in this Agreement, except with respect to any monetary recovery under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. Further, this Agreement is not intended to and does not restrict Employee from seeking or obtaining an SEC whistleblower award; b. limit Employee’s right to give truthful testimony in a court of competent jurisdiction, in an administrative or arbitrator proceeding, or to a government agency, or when required to do so by a subpoena, court order, law, or administrative regulation (including depositions in connection with such proceedings); c. limit Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged discrimination, harassment, or retaliation by the Company or its agents or employees when required or requested by a court order, subpoena, or written request from an administrative agency or the legislature; d. prevent Employee from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or any other public benefits; e. prevent Employee from reporting any allegations of unlawful conduct, including alleged criminal conduct or unlawful discrimination, harassment, or retaliation, to any government agencies; or f. require Employee to seek prior authorization from the Company to provide testimony, participation, reports or disclosures, or to notify the Company that Employee has made any such reports or disclosures, or provided such testimony or other participation. 10. Governing Law and Forum. This Agreement is expressly made subject to the provisions of the applicable federal, state and local laws, rules, regulations, and judicial decisions of the United States of America and the State of Georgia, without regard to its conflicts of law principles. Any dispute pertaining to, arising out of or related to this Agreement or Employee’s former employment with the Company shall be brought exclusively in, and the parties agree irrevocably to subject themselves exclusively to the personal jurisdiction of, the state and federal courts located in the State of Georgia. The Parties also incorporate the provisions of Section 14.b. of the Employment Agreement as if they were fully set forth in this Agreement. 11. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the

Page 9 of 13 parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement. Notwithstanding the foregoing, if Employee, or an attorney acting on Employee’s behalf, challenges the enforceability of Section 1 of this Agreement (including pursuant to a class action in which Employee does not opt-out), and as a result, such Section, or any portion thereof, is held to be invalid, void or unenforceable by a court of competent jurisdiction or by an administrative agency, the Company shall have the right to immediately cease making any further payments under this Agreement, and to require repayment by Employee of any payments already made under this Agreement, to the extent permitted by applicable law. 12. Waiver. A waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach by such party. No waiver by the Company or Employee shall be valid unless in writing and signed by an authorized officer of the Company or Employee, as applicable. 13. Integration and Amendments. This Agreement, the Employment Agreement, the RCA and all documents related to Employee’s awards under the Long-Term Incentive Plan constitute the entire agreement between the parties with regard to the subject matters described herein, except that this Agreement controls in the event of an inconsistency between the terms of this Agreement and either the Employment Agreement, the RCA or documents related to Employee’s awards under the Long-Term Incentive Plan. Without limiting the foregoing, (a) Employee acknowledges and agrees that Employee has received a copy of the Company’s clawback and recoupment policies as currently in effect, (b) Employee further acknowledges and agrees that any compensation paid to employee shall be subject to the Company’s clawback and recoupment policies as currently in effect, (c) the Company agrees that the its clawback and recoupment policies shall be applied to Employee in the same manner as such provisions apply to similarly-situated active and former employees of the Company and its affiliates who are subject to the policies. The Parties agree and intend that this Agreement supersedes all prior agreements, discussions, negotiations, understandings and proposals of the Parties, whether oral or written, except as specifically set forth in this Agreement. No modification, amendment or termination of this Agreement will be binding unless it is in writing and signed by Employee and an authorized representative of the Company. 14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and each of their respective heirs, executors, successors, assigns, agents and representatives. 15. Assignment. Employee warrants and represents that, prior to and including the date on which Employee signs this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that Employee has the sole right to execute this Agreement on Employee’s own behalf. Employee shall not assign this Agreement, or any of Employee’s rights or obligations under this Agreement, without the prior written consent of an authorized representative of the Company. Any purported assignment by Employee in violation of this section shall be null and

Page 10 of 13 void. The Company may assign this Agreement without Employee’s consent and without prior notice to Employee, and the rights of the Company under this Agreement shall inure to the benefit of the Company’s successors and assigns; provided, however, that, in the case of any such assignment, the Company shall remain jointly and severally liable for all obligations of the Company hereunder. 16. Attorneys’ Fees. If either of the Parties breaches this Agreement, the prevailing party in any subsequent litigation shall be entitled to recover its reasonable attorneys’ fees and costs arising out of or related to any such breach(es). 17. Section 409A Compliance. The payments due under this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments of “nonqualified deferred compensation” provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. To the extent Section 409A applies, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments of “nonqualified deferred compensation” to be made under this Agreement by reason of a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this letter comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. 18. No Construction Presumptions. Employee and the Company have had the opportunity to obtain the advice of legal counsel and to have their respective counsel review and comment on the terms of this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any Party or in favor of any Party. This Agreement shall be construed as if the Parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one Party and in favor of the other. 19. Third Party Beneficiaries. Each of the Released Parties is an intended third party beneficiary of this Agreement. 20. Section Headings; Use of Including. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of this Agreement. The use of the terms “include” or “including” shall be deemed to be followed by “without limitation”. 21. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the Parties are not signatory to the same counterpart. This Agreement may be executed either by

Page 11 of 13 original, PDF or facsimile, any of which shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. If Employee signs this Agreement fewer than twenty-one (21) days after Employee receives it from the Company, Employee confirms that Employee does so voluntarily and without any pressure or coercion from anyone at the Company. [Remainder of page intentionally left blank; signatures follow on next page.]

Page 12 of 13 WHEREFORE, the Parties hereto have affixed their signatures below. The undersigned Employee has read the foregoing Separation Agreement and Waiver and Release, and attests that Employee has had the opportunity to consult with legal counsel of Employee’s own choosing before deciding whether to sign below, and that Employee fully understands and accepts the provisions of this Agreement in their entirety and without reservation. Signature: /s/ Kim T. Scott Printed Name: Kim T. Scott Date: April 23, 2025 VESTIS CORPORATION: By: /s/ Angie Kervin Title: EVP – CHRO Date: April 24, 2025

Page 13 of 13 APPENDIX A PRO-RATED VESTED EQUITY AWARDS FOR KIM T. SCOTT EFFECTIVE ON THE SEPARATION DATE [The contents of this Appendix “A” have been excluded. The redacted information is not material and is treated by the company as private and confidential]